                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 1999

                            Commission File 000-22688

                                MACROMEDIA, INC.
                           (A Delaware Corporation)

                  I.R.S. Employer Identification No. 94-3155026


                    600 TOWNSEND ST., SAN FRANCISCO, CA 94103

                                 (415) 252-2000

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

On December 15, 1999, Macromedia, Inc. ("Macromedia") filed a Form 8-K to report its acquisition of Andromedia, Inc. ("Andromedia"). Pursuant to Item 7 of Form 8-K, Macromedia indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED






                                ANDROMEDIA, INC.
         INDEX TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               September 30, 1999

                                                                                         PAGE
                                                                                         ----
Unaudited Consolidated Condensed Balance Sheet as of September 30, 1999                    3

Unaudited Consolidated Condensed Statement of Operations for the nine
months ended September 30, 1999 and 1998                                                   4

Unaudited Consolidated Condensed Statements of Cash Flows for the nine
months ended September 30, 1999 and 1998                                                   5

Notes to Unaudited Consolidated Condensed Financial Statements                             6

                               ANDROMEDIA, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
                            As of September 30, 1999
                                 (in thousands)

ASSETS

Current assets:
         Cash and cash equivalents                                  $        5,343
         Accounts receivable, net                                            2,025
         Prepaid expenses and other current assets                           2,270
                                                                    --------------
                  Total current assets                                       9,638
Property and equipment, net                                                  2,365
Other long-term assets                                                       1,495
                                                                    --------------
                  Total assets                                      $       13,498
                                                                    --------------
                                                                    --------------

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
         Accounts payable and accrued liabilities                   $       2,966
         Deferred revenue                                                   1,979
         Current lease obligations                                            960
         Other current liabilities                                             76
                                                                    --------------
                  Total current liabilities                                 5,981
         Long-term debt and lease obligations, less
             current                                                          489
                                                                    --------------
                  Total liabilities                                         6,470
                                                                    --------------
         Mandatorily redeemable convertible preferred stock                30,048
                                                                    --------------

         Commitments

Stockholders' deficit:
         Common Preferred stock                                             2,070
         Common stock                                                       4,220
         Deferred stock compensation                                       (1,613)
         Accumulated other comprehensive loss                                 (38)
         Accumulated deficit                                              (27,659)
                                                                    --------------
                  Total stockholders' deficit                             (23,020)
                                                                    --------------
                  Total liabilities and shareholders' deficit       $       13,498
                                                                    --------------
                                                                    --------------

See accompanying notes to unaudited consolidated condensed financial statements.

                                ANDROMEDIA, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
              For the Nine Months Ended September 30, 1999 and 1998
                      (in thousands except per share data)

                                                 1999                1998
                                             ------------        ------------
Revenue                                      $      4,953        $      1,066
Cost of revenue                                     3,199                 435
                                             ------------        ------------

         Gross profit                               1,754                 631

Operating expenses:
    Sales and marketing                             7,892               3,409
    Research and development                        2,834               1,715
    General and administrative                      2,602               1,425
    Amortization of intangible assets                 758                  -
    Non-cash stock compensation                       822                 153
                                             ------------        ------------

         Total operating expenses                  14,908               6,702
                                             ------------        ------------
         Loss from operations                     (13,154)             (6,071)

    Other income, net                                  23                  85
                                             ------------        ------------
Net loss                                          (13,131)             (5,986)
                                             ------------        ------------

Preferred stock accretion                          (1,234)                (52)
                                             ------------        ------------
Net loss attributable to common
     stockholders                            $    (14,365)       $     (6,038)
                                             ------------        ------------
                                             ------------        ------------
Net loss per share
   Basic and diluted                               $(2.54)             $(1.63)
   Weighted average common shares
        outstanding, basic and diluted              5,648               3,696


See accompanying notes to unaudited consolidated condensed financial statements.

                               ANDROMEDIA, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
              For the Nine Months Ended September 30, 1999 and 1998
                      (in thousands except per share data)

                                                               1999                1998
                                                           ------------        ------------
Cash flows from operating activities:
   Net loss                                                $    (13,131)       $     (5,986)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Depreciation and amortization                               1,285                 175
      Deferred stock compensation                                   831                 153
      Changes in operating assets and liabilites:
         Accounts receivable, net                                  (912)               (386)
         Prepaid expenses and other current assets               (2,110)               (167)
         Accounts payable and accrued liabilities                 1,753                 436
         Unearned revenue                                         1,234                 554
                                                           ------------        ------------
              Net cash used in operating activities             (11,050)             (5,221)
                                                           ------------        ------------
Cash flows from investing activities:
    Capital expenditures                                         (1,504)               (982)
    Foreign translation adjustment                                    -                   -
                                                           ------------        ------------
              Net cash used in investing activities              (1,504)               (982)
                                                           ------------        ------------

Cash flows from financing activities:
   Net proceeds from issuance of convertible
      redeemable preferred stock                                 15,216               9,937
   Net proceeds from issuance of common stock                        66                   8
   Proceeds from borrowings, net of payments                        769                 310
                                                           ------------        ------------

         Net cash provided by financing activities               16,051              10,255
         Foreign translation adjustment                             (35)                 13
                                                           ------------        ------------
Increase in cash and cash equivalents                             3,462               4,065

Cash and cash equivalents, beginning of period                    1,881                 696
                                                           ------------        ------------
Cash and cash equivalents, end of period                   $      5,343        $      4,761
                                                           ------------        ------------
                                                           ------------        ------------


See accompanying notes to unaudited consolidated condensed financial statements.

                                ANDROMEDIA, INC.
         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

1.       BASIS OF PRESENTATION

         The unaudited consolidated condensed financial statements included herein have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments, consisting only of normal recurring adjustments which in the opinion of management are necessary to fairly state the Company's financial position, results of operations, and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ended December 31, 1999.

2.       NET LOSS PER SHARE

         Basic and diluted net loss per share are computed using the weighted average number of common shares outstanding. The effect of outstanding preferred stock, stock options, warrants, and common stock subject to repurchase is excluded from the computation as their inclusion would be anti-dilutive. Approximately 11.2 million and 6.9 million preferred shares, as converted into common, were excluded from the diluted calculation as of September 30, 1999 and 1998, respectively. For the nine months ended September 30, 1999 and 1998, 2.7 million and 1.4 million options and .2 million and .02 million warrants were excluded from the diluted calculations. The average price of the options is $1.50 and $.27 for the nine months ended September 30, 1999 and 1998, respectively. The average price of warrants is $4.87 and $3.02 for the nine months ended September 30, 1999 and 1998, respectively.

3        SUBSEQUENT EVENT

         On October 6, 1999, Andromedia entered into a definitive agreement to merge with Macromedia, Inc. The agreement closed on December 1, 1999. Under the terms of the agreement, each outstanding share of Andromedia common stock and convertible preferred stock was exchanged for newly issued shares of common stock of Macromedia. This resulted in the issuance of approximately 5.2 million additional shares of Macromedia's common stock. In addition, all outstanding stock options of Andromedia were converted into the right to acquire Macromedia's common stock at the same exchange ratio, with a corresponding adjustment to the exercise price. The transaction was accounted for as a pooling of interests.

                          INDEX TO FINANCIAL STATEMENTS

ANDROMEDIA, INC.                                                                PAGE
                                                                                ----
         Report of Independent Accountants                                         8

         Consolidated Balance Sheets                                               9

         Consolidated Statements of Operations                                    10

         Consolidated Statements of Shareholders' Equity (Deficit)                11

         Consolidated Statements of Cash Flows                                    12

         Notes to Consolidated Financial Statements                               13

                        REPORT OF INDEPENDENT ACCOUNTANTS

         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Andromedia, Inc. at December 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

San Jose, California
August 10, 1999

                               ANDROMEDIA, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                                                AS OF
                                                                             DECEMBER 31,
                                                                  --------------------------------
                                                                      1997                1998
                                                                  ------------        ------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                        $    696          $    1,881
     Accounts receivable, net                                              229               1,113
     Prepaid expenses and other current assets                             132                 160
                                                                  ------------        ------------
          Total current assets                                           1,057               3,154
     Property and equipment, net                                           332               1,399
     Intangible assets, net                                                 -                2,242
                                                                  ------------        ------------
                                                                      $  1,389          $    6,795
                                                                  ------------        ------------
                                                                  ------------        ------------

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
     Accounts payable                                                 $    184          $      561
     Accrued liabilities                                                   187                 729
     Deferred revenue                                                       70                 745
     Current portion of debt and lease obligations                          67                 290
                                                                  ------------        ------------
          Total current liabilities                                        508               2,325
                                                                  ------------        ------------
     Long-term debt and lease obligations less current                      84                 390
                                                                  ------------        ------------
     Commitments (Note 5)

     Mandatorily Redeemable Convertible Preferred Stock:
      9,365,285 shares authorized; 1,627,269 and 4,928,689 shares outstanding as of December 31, 1997 and 1998, respectively
      (aggregate liquidation preference of $13,580, unaudited)           3,548              13,591
                                                                  ------------        ------------
SHAREHOLDERS' DEFICIT:
      Convertible Preferred Stock: no par value; 744,910
      shares authorized, issued and outstanding (aggregate
      liquidation preference of $2,130) as of December 31, 1997
      and 1998                                                           2,070               2,070
      Common Stock: no par value; 20,000,000 shares
      authorized; 4,000,000 and 5,942,125 shares issued as of
      December 31, 1997 and 1998, respectively                             155               3,602
      Deferred stock compensation                                            -                (651)
      Accumulated deficit                                               (4,976)            (14,532)
                                                                  ------------        ------------
         Total shareholders' deficit                                    (2,751)             (9,511)
                                                                  ------------        ------------
                                                                      $  1,389          $    6,795
                                                                  ------------        ------------
                                                                  ------------        ------------

The accompanying notes are an integral part of these consolidated financial statements.

                                ANDROMEDIA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                          YEARS ENDED DECEMBER 31,
                                             -----------------------------------------------------
                                                 1996                 1997                1998
                                             ------------         ------------        ------------
REVENUES:
     Licenses                                   $     -              $     413           $   1,153
     Services and maintenance                         -                     36                 816
                                             ------------         ------------        ------------
          Total revenues                              -                    449               1,969
                                             ------------         ------------        ------------
COST OF REVENUES:
     Licenses                                         -                     25                  69
     Services and maintenance                         -                     18                 946
                                             ------------         ------------        ------------
         Total cost of revenues                       -                     43               1,015
                                             ------------         ------------        ------------
Gross profit                                          -                    406                 954
OPERATING EXPENSES:
     Sales and marketing                              387                1,512               5,199
     Research and development                         884                1,446               2,337
     General and administrative                       365                  857               2,106
     Amortization of acquired intangible
        assets                                        -                    -                   247
     Non-cash stock compensation                      -                    -                   287
     Write off of acquired in process
        technology                                    -                    -                   455
                                             ------------         ------------        ------------
          Total operating expenses                  1,636                3,815              10,631
                                             ------------         ------------        ------------
Loss from operations                               (1,636)              (3,409)             (9,677)
Interest income, net                                   10                   59                 121
                                             ------------         ------------        ------------
Net loss                                           (1,626)              (3,350)             (9,556)
Preferred stock accretion                             -                    -                  (104)
Net loss attributable to common
  stockholders                                  $  (1,626)           $  (3,350)          $  (9,660)
                                             ------------         ------------        ------------
                                             ------------         ------------        ------------
NET LOSS PER SHARE:
     Basic and diluted                          $   (0.49)           $   (0.95)          $   (2.35)
                                             ------------         ------------        ------------
                                             ------------         ------------        ------------
     Weighted average shares                        3,344                3,531               4,105

The accompanying notes are an integral part of these consolidated financial statements.

                               ANDROMEDIA, INC.
            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                        (In thousands, except share data)

                                                 CONVERTIBLE                                    DEFERRED
                                               PREFERRED STOCK      COMMON STOCK           STOCK      ACCUMULATED
                                              -----------------  -------------------    COMPENSATION    DEFICIT     TOTAL
                                               SHARES   AMOUNT    SHARES     AMOUNT     ------------  ----------- ---------
                                              -------- --------  ---------  --------
Issuance of Common Stock to founders              -     $   -    4,000,000   $   109     $   -        $   -       $   109
Issuance of Series A Convertible Preferred
    Stock net of issuance costs                248,120    1,143       -          -           -            -         1,143
Issuance of Series B Convertible Preferred
    Stock net of issuance costs                365,211      682       -          -           -            -           682
Net loss                                          -         -         -          -                       (1,626)   (1,626)
                                              -------- --------  ---------  --------    ------------  ----------- ---------
Balance at December 31, 1996                   613,331    1,825  4,000,000      109          -           (1,626)      308
Issuance of Series B Convertible Preferred
    Stock net of issuance costs                131,579      245       -          -           -             -          245
Issuance of Common Stock Options                   -        -         -          46          -             -           46
Net loss                                           -        -         -          -           -           (3,350)   (3,350)
                                              -------- --------  ---------  --------   ------------  ----------- ---------
Balance at December 31, 1997                   744,910    2,070  4,000,000      155          -           (4,976)   (2,751)
Issuance of Common Stock upon
     acquisition of LikeMinds, Inc.               -         -    1,856,672    2,600          -             -        2,600
Deferred stock compensation                       -         -         -         938         (938)          -           -
Amortization of deferred stock
      compensation                                -         -         -          16          287           -          287
Exercise of stock options                         -         -       85,453       (3)          -            -           16
Foreign translation adjustment                    -         -         -        (104)          -            -           (3)
Preferred Stock accretion                         -         -         -           -           -            -         (104)
Net loss                                          -         -         -           -           -          (9,556)   (9,556)
                                              -------- --------  ---------  --------   ------------  ----------- ---------
Balance at December 31, 1998                   744,910  $ 2,070  5,942,125   $3,602     $  (651)      $(14,532)  $ (9,511)
                                              -------- --------  ---------  --------   ------------  ----------- ---------
                                              -------- --------  ---------  --------   ------------  ----------- ---------


The accompanying notes are an integral part of these consolidated financial statements.

                                ANDROMEDIA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                   YEARS ENDED DECEMBER 31,
                                                       -----------------------------------------------------
                                                           1996                 1997                1998
                                                       ------------         ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                            $   (1,626)          $   (3,350)         $   (9,556)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation and amortization                           36                  106                 547
         Acquired in-process technology                           -                    -                 455
         Non-cash stock compensation                              -                    -                 287
         Other                                                   85                   46                   8
         Changes in assets and liabilities,
           excluding effect of acquisition:
         Accounts receivable, net                                 -                 (229)               (865)
         Prepaid expenses and other current assets              (51)                 (81)                (28)
         Other assets                                           (62)                  62                   -
         Accounts payable                                       200                  (16)                 76
         Accrued liabilities                                    102                   85                 464
         Deferred revenue                                         -                   70                 675
                                                       ------------         ------------        ------------
             Net cash used in operating activities           (1,316)              (3,307)             (7,937)
                                                       ------------         ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                        (135)                (105)             (1,072)
                                                       ------------         ------------        ------------
          Net cash used in investing activities                (135)                (105)             (1,072)
                                                       ------------         ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of Mandatorily
        Redeemable Convertible Preferred
        Stock, net                                                -                3,548               9,927
     Proceeds from issuance of Convertible
        Preferred Stock, net                                  1,623                  245                   -
     Proceeds from issuance of Common Stock                      18                    -                  16
     Proceeds from borrowings                                   202                    -                 425
     Principal payments on borrowings                            (9)                 (68)               (174)
                                                       ------------         ------------        ------------
          Net cash provided by financing
             activities                                       1,834                3,725              10,194
                                                       ------------         ------------        ------------
     Net increase in cash and cash equivalents                  383                  313               1,185
     Cash and cash equivalents at beginning
        of period                                                 -                  383                 696
                                                       ------------         ------------        ------------
     Cash and cash equivalents at end of period          $      383           $      696          $    1,881
                                                       ------------         ------------        ------------
                                                       ------------         ------------        ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
      INFORMATION:
          Cash paid for interest                         $        1           $       11          $        43
NON-CASH FINANCING AND INVESTING
      TRANSACTIONS:
     Shares of Common Stock issued for
        acquisition of LikeMinds                                  -                   -                 2,600
     Property and equipment acquired under
       capital leases                                            27                 201                   279
     Conversion of Convertible note to Series A
       Convertible Preferred Stock                              202                   -                     -
     Convertible Preferred Stock Warrants issued                  -                   -                    12

The accompanying notes are an integral part of these consolidated financial statements.

                                ANDROMEDIA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
THE COMPANY

         Andromedia, Inc. (the "Company" or "Andromedia"), was incorporated in California on January 10, 1996. The Company provides a comprehensive e-marketing solution that combines advanced Web site monitoring, personalization and analysis capabilities. The Company's Solution monitors and analyzes Web site activity and visitor behavior data and, in real-time helps its customers improve the effectiveness of their Internet marketing and selling efforts.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in the consolidation process.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

         The Company's revenues are derived from licenses for its software products and related services, which include maintenance, training and consulting.

         Effective January 1, 1998, the Company adopted the provisions of the American Institute of Certified Public Accountants (AICPA) Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition," as amended by Statement of Position 98-4, "Deferral of the Effective Date of Certain Provisions of SOP 97-2."

         For agreements which do not require significant installation and configuration services, license revenues are recognized upon shipment of the product if no significant vendor obligations remain and collection of the resulting receivable is probable. Maintenance revenues consist of ongoing support and unspecified product enhancements and are recognized ratably over the maintenance period, which is typically one year. Revenues from consulting and training are recognized as the services are performed. For the multiple-element agreements, the revenue is allocated to each individual element based on the vendor-specific objective evidence of its fair value.

                               ANDROMEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The Company's software licensing agreements may include more extensive configuration, modification or customization services. Under such circumstances, the combined license and service revenues are recognized under contract accounting with labor days as the basis for determining percentage complete. When reliable estimates of costs to be incurred are available, revenue is recognized using the percentage of completion method based upon the level of effort required to complete the project. The completed contract method is used where reliable estimates to complete are not feasible.

         Payments received in advance of revenue recognition are recorded as deferred revenue. Revenue recognized in advance of billings is recorded as unbilled receivable

         Prior to the adoption of SOP 97-2, license revenue was recognized upon shipment of products to customers, if no significant vendor obligations remained and collection of the resulting receivable was probable.

CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1998 and 1997, approximately $200,000 and $275,000 of certificates of deposits, the fair value of which approximate cost, are included in cash and cash equivalents, respectively. The Company deposits cash and cash equivalents with high credit quality financial institutions.

CONCENTRATION OF CREDIT RISK AND CERTAIN RISKS

         Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located primarily in the United States. The Company performs credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

         At December 31, 1997, one customer accounted for 20% of total accounts receivable. At December 31, 1998, two customers accounted for 28% and 11% of total accounts receivable.

         The market in which the Company competes is characterized by changing customer needs, frequent new software product introductions and rapidly evolving industry standards. Significant technological change could adversely affect the Company's operating results.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

         Software development costs are included in research and development and are expensed as incurred. Software development costs incurred subsequent to establishment of technological

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

feasibility are capitalized, if material. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 3 years, or the lease term, if shorter for leased assets.

INTANGIBLE ASSETS

         Intangible assets include goodwill, patent and workforce associated with business acquisitions and are being amortized over their weighted average useful life of 2.5 years.

STOCK-BASED COMPENSATION

         The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Under APB No. 25, compensation expense is based on the difference, if any, between the fair value of the Company's stock and the exercise price of the option on the measurement date, which is typically the date of grant.

         The Company accounts for options granted to non-employees under SFAS No. 123. Under SFAS No. 123, options are recorded at their fair value on the measurement date, which is typically the date of grant.

PREFERRED STOCK ACCRETION

         Shares of Series C, D and E Mandatorily Redeemable Convertible Preferred Stock are redeemable at the higher of original issuance price or fair market value at or any time after February 1, 2004. Accordingly, the Company is increasing the carrying amount of the instruments through periodic accretions, using the interest method, so that the carrying amount will equal the mandatory redemption amount on February 1, 2004. The Company recorded preferred stock accretion of $104,000 for the year ended December 31, 1998.

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

NET LOSS PER SHARE

         Basic and diluted net loss per share are computed using the weighted average number of common shares outstanding. Options, warrants and preferred stock were not included in the computation of diluted net loss per share because the effect would be antidilutive.

         The following table sets forth the computation of basic and diluted net loss per share for the periods indicated:

                                                                 YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                          1996           1997           1998
                                                       ----------     ----------     ----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL:
     Numerator:
          Net loss                                        $(1,626)       $(3,350)      $ (9,556)
          Accretion of Series C and D Mandatorily
              Redeemable Convertible
             Preferred Stock                                 -              -              (104)
                                                       ----------     ----------     ----------
          Net loss attributable to common stockholders    $(1,626)       $(3,350)      $ (9,660)
                                                       ----------     ----------     ----------
     Denominator:
         Weighted average shares                            4,000          4,000          4,475
         Weighted average unvested common shares subject
              to repurchase                                  (656)          (469)          (370)
                                                       ----------     ----------     ----------
            Total weighted average shares                   3,344          3,531          4,105
                                                       ----------     ----------     ----------
Net loss per share:
     Basic and diluted                                   $  (0.49)       $ (0.95)      $  (2.35)
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------


COMPREHENSIVE INCOME (LOSS)

         In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components and is effective for periods beginning after December 15, 1997. The Company adopted this statement as of the first quarter of 1998. Comprehensive loss approximated net loss for all periods presented.

FOREIGN CURRENCY TRANSLATION

         Financial statements of the Company's foreign subsidiary are translated into U.S. dollars at current rates, except that revenues, costs and expenses are translated at weighted-average rates in

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

effect during the year. Translation adjustments for the periods presented were not significant.

INCOME TAXES

         The Company accounts for income taxes under the liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company's assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future tax benefits of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets if it is more likely than not that they will not be realized.

ADVERTISING EXPENSE

         The Company expenses all advertising expenses as incurred. The Company's advertising expenses were none in 1996 and $587,000 and $991,000 for 1997 and 1998, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the Financial Accounting Standards Board deferred the effective date of SFAS 133 until the first fiscal quarter ending June 30, 2000. The Company will adopt SFAS 133 in its quarter ending June 30, 2000 and does not expect such adoption to have an impact on the Company's results of operations, financial position or cash flows.

         In December 1998, the AICPA, issued Statement of Position 98-9 ("SOP 98-9"), "Modification of SOP 97-2, `Software Revenue Recognition,' with respect to certain transactions." SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, and (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 has been met. SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application is prohibited. The Company does not expect SOP 98-9 to have a material effect on its financial position, results of operations or cash flows.

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2.       BALANCE SHEET COMPONENTS (IN THOUSANDS)

                                                              DECEMBER 31,
                                                            1997         1998
                                                          --------     --------
ACCOUNTS RECEIVABLE, NET:
     Accounts receivable                                     $ 250       $1,212
     Less: Allowance for doubtful accounts                     (21)         (99)
                                                          --------     --------
                                                             $ 229       $1,113
                                                          --------     --------
                                                          --------     --------
PROPERTY AND EQUIPMENT, NET:
     Computer equipment                                      $ 427       $1,497
     Furniture and fixtures                                     24           34
     Leasehold improvements                                     23          309
                                                          --------     --------
                                                               474        1,840
     Less: Accumulated depreciation and amortization          (142)        (441)
                                                          --------     --------
                                                             $ 332       $1,399
                                                          --------     --------
                                                          --------     --------
INTANGIBLE ASSETS, NET:
     Patent                                                  $  -          $133
     Assembled workforce                                        -           895
     Goodwill                                                   -         1,461
                                                          --------     --------
                                                                -         2,489
     Less: Accumulated amortization                             -          (247)
                                                          --------     --------
                                                             $  -        $2,242
                                                          --------     --------
                                                          --------     --------
ACCRUED LIABILITIES:
     Payroll and related expenses                            $ 167       $  495
     Other                                                      20          234
                                                          --------     --------
                                                             $ 187       $  729
                                                          --------     --------
                                                          --------     --------

         Property and equipment includes $228,000 and $507,000 of computer equipment under capital leases at December 31, 1997 and 1998, respectively. Accumulated amortization of assets under capital leases totaled $45,000 and $155,000 at December 31, 1997 and 1998, respectively.

3.       ACQUISITION

         On October 8, 1998, the Company acquired all the outstanding shares of LikeMinds, Inc. ("LikeMinds") for 1,856,672 shares of common stock. The transaction was accounted for under the purchase method. The shares of common stock issued in connection with the LikeMinds acquisition were valued at $2.00 per share based on an independent appraisal obtained by the Company. The total purchase price of approximately $2,980,000 (including $380,000 of liabilities acquired and merger related expenses) was assigned, based on the independent appraisal, to the fair value of the assets acquired including $36,000 to tangible assets acquired, $455,000 to in-process research and development, $1,028,000 to other identified intangibles and the remainder of $1,461,000 to goodwill. The in-process research and development was expensed at the acquisition date. Goodwill and other identified acquired intangibles are being amortized over their weighted average life of approximately 2.5 years. The Company's consolidated financial statement include the results of operations of

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

LikeMinds from the date of acquisition.

         The value assigned to acquired in-process technology was determined by identifying research projects in areas for which technological feasibility had not been established as of the acquisition date. These include projects (primarily major version upgrades) for the LikeMinds product line. The value was determined by estimating the revenue contribution of each of these products and the amount of the revenues attributable to the core/developed technology and the in-process technology. The net cash flows were then discounted utilizing a weighted average cost of capital of 26.5%. This discount rate takes into consideration the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology and the uncertainty of technological advances which could potentially impact the estimates described above. The completion level of acquired in process technology was estimated based on the time and related costs incurred in development before the close of the acquisition in relation to aggregate estimated costs of completing the project. The average percentage of completion of the projects was 59% at the date of the acquisition. Revenues are projected to be generated in 1999 for the versions in development at the acquisition date. If these projects are not successfully developed, future revenues and profitability of the Company may be adversely affected. Additionally, the value of other intangible assets acquired may become impaired.

         The following unaudited pro forma consolidated financial information reflects the results of operations for the years ended December 31, 1997 and 1998, as if the acquisition had occurred on January 1, 1997 and 1998 and after giving effect to purchase accounting adjustments but excluding the impact of write off of acquired in-process technology. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on January 1, 1998 and may not be indicative of future operating results (in thousands, except per share data).

                                                             YEARS ENDED
                                                            DECEMBER 31,
                                                         --------    --------
                                                           1997        1998
                                                         --------    --------
                                                              (UNAUDITED)
         Revenues                                        $   697     $  2,537
         Net loss                                         (4,980)     (10,111)
         Net loss attributable to common stockholders     (4,980)     (10,215)
         Net loss per share (basic and diluted)          $ (0.94)    $  (1.87)
         Weighted average shares (basic and diluted)       5,270        5,468

4        BORROWINGS

LINE OF CREDIT

         In September 1997, the Company entered into a revolving line of credit agreement with a bank which provided for borrowings of up to $500,000. In conjunction with this line of credit, the Company issued warrants for 6,667 shares of Series C Convertible Preferred Stock. The line of credit expired in December 1998.

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         In February 1999, the Company entered into a revolving accounts receivable based line of credit agreement with a bank which provides for borrowings of up to $2,000,000. The line of credit requires compliance with certain financial tests, prohibits payment of dividends, charges interest at the bank's prime rate and expires in February 2000. Borrowings are collateralized by all of the assets of the Company.

EQUIPMENT LINE OF CREDIT

         The Company has a term loan outstanding which requires monthly payments, is collateralized by all the assets of the Company and bears interest at the bank's prime rate plus 0.5%. As of December 31, 1998, outstanding borrowings under this loan aggregated $411,000.

         The loan requires the Company to meet certain financial tests and to comply with certain other covenants. The Company was in compliance with such covenants at December 31, 1998.

         Future principal payments under the loan as of December 31 ,1998 are as follows (in thousands):

                           YEAR ENDING
                           DECEMBER 31,
                           1999                 $170
                           2000                  170
                           2001                   71
                                               -----
                                                $411
                                               -----
                                               -----

         In February 1999, the Company entered into an equipment financing line with a bank which provides for borrowings of up to $1,000,000. The equipment loan is repayable in monthly installments through August 2002 and February 2003 and bears interest at the bank's prime rate plus 0.5%.

BRIDGE LOAN AGREEMENT

         In February 1999, the Company entered into a bridge loan agreement (the "1999 Bridge Loan") with a bank to borrow up to $2,400,000. The loan was due at the earlier of May 31, 1999 or the receipt of the Series E Preferred Stock financing. In February 1999, the Company borrowed $1,003,000 against the line. Approximately $550,000 of principal amount, plus accrued interest, was subsequently repaid in March 1999 and the remaining $453,000 of loan balance was rolled into the aforementioned February 1999 equipment line of credit.

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

5.       COMMITMENTS

LEASES

         The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through December 2002. Rent expense for the years ended December 31, 1996, 1997 and 1998 was $38,000, $60,000 and $230,000, respectively.

         In February 1998, the Company entered into a new office lease agreement for its San Francisco facility which expires in July 2003. The Company has the right to request a five year extension at the end of the original lease term. As of December 31, 1998, the Company had provided a $100,000 of letter of credit to the landlord, as security for faithful performance of the lease. The balance of the letter of credit will decline by $20,000 each year.

         Future minimum lease payments under noncancelable operating and capital leases as of December 31, 1998 were as follows:

         YEARS ENDED                                         CAPITAL      OPERATING
         DECEMBER 31,                                         LEASES      LEASES
                                                             -------      ---------
                                                                 (IN THOUSANDS)
         1999                                                  $ 137          $ 406
         2000                                                     99            330
         2001                                                     57            220
         2002                                                     -             225
         2003                                                     -             125
                                                             -------      ---------
         Total minimum lease payments                            293         $1,306
         Less: amount representing interest                      (24)     ---------
                                                             -------      ---------
         Present value of capital lease obligations              269
         Less: Current portion                                  (120)
                                                             -------
         Long-term portion of capital lease obligations        $ 149
                                                             -------
                                                             -------

6. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND CONVERTIBLE PREFERRED STOCK

         Mandatorily Redeemable Convertible Preferred Stock consists of the following (in thousands, except share data):

                                                                   SHARES
                                                                OUTSTANDING           AMOUNT
                                                                -----------         -----------
         Issuance of Series C Preferred Stock                     1,627,269           $ 3,548
                                                                -----------         -----------
         Balance at December 31, 1997                             1,627,269             3,548
         Issuance of Series D Preferred Stock                     3,301,420             9,927
         Issuance of Series D Preferred Stock Warrants                 -                   12
         Preferred Stock accretion                                     -                  104
                                                                -----------         -----------
         Balance at December 31, 1998                             4,928,689            13,591
                                                                -----------         -----------
                                                                -----------         -----------

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The Company has 248,120 shares of Series A Convertible Preferred Stock and 496,790 shares of Series B Convertible Preferred Stock authorized, issued and outstanding at December 31, 1997 and 1998.

         The holders of Mandatorily Redeemable Convertible Preferred Stock and Convertible Preferred Stock have various rights and preferences as follows:


REDEMPTION

         Upon written notice of at least a majority of the holders of Series C, Series D or Series E Convertible Preferred Stock, at any time subsequent to February 1, 2004, the Company must redeem a specified percentage of Series C, D and E Convertible Preferred Stock at a price equal to the greater of (i) $2.20 (Series C), $3.029 (Series D) and $3.533 (Series E) per share, respectively, plus all declared but unpaid dividends on such shares or (ii) the per share fair market value as determined by mutual agreement between a majority of the holders of the applicable series of redeemable preferred and a majority of the Board of Directors.

VOTING

         Each share of Series A, B, C, D and E Convertible Preferred Stock has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

         As long as 300,000 shares of Series C Convertible Preferred Stock are outstanding, the holders of the shares of such series voting together as a separate series, are entitled to elect one member of the Board of Directors. So long as there remain outstanding 540,000 shares of Series D Convertible Preferred Stock, the holders of the Series D Convertible Preferred Stock, voting together as a separate series, shall be entitled to elect two members of the Board of Directors. So long as there remain outstanding 690,000 shares of Series E Convertible Preferred Stock, the holders of Series E Convertible Preferred Stock voting together as a separate series, shall be entitled to elect one member of Board of Directors. The remaining directors shall be elected by the holders of Common and Preferred Stock voting as a single class.

         The Company shall not, without first obtaining the affirmative vote or written consent of the holders of not less than (1) a majority of the outstanding shares of Series C Convertible Preferred Stock so long as there remain outstanding 300,000 shares of Series C Convertible Preferred Stock, (2) 67% of outstanding shares of the Series D Convertible Preferred Stock so long as there remain outstanding 540,000 shares of Series D Convertible Preferred Stock and (3) 67% of outstanding shares of Series E Convertible Preferred Stock so long as there remain outstanding 690,000 shares of Series E Convertible Preferred Stock: enter into any merger, consolidation, reorganization, recapitalization or sale of assets transaction or series of transactions which results in the shareholders of the Company not owning a majority of the outstanding shares of the surviving corporation; enter into or otherwise

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

become a party to any agreement whereby any shareholder or shareholders of the Company shall transfer capital stock of the Company to an independent third party or a group of independent third parties pursuant to which such parties acquire capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors; declare any dividends or distributions on any shares of capital stock of the Company, but this restriction shall not apply to the repurchase of shares of Common Stock pursuant to repurchase agreements or prevent the Company from entering into an agreement, directly or indirectly with officers, employees, stockholders or directors of the Company, unless approved by a majority of the Company's disinterested directors on the Board of Directors; enter into any financial commitments in excess of $500,000; dismiss or hire the Company's Chief Financial Officer or other equivalent senior level financial officer; or approve the annual budget of the Company.

DIVIDENDS

         Holders of Series A, B, C, D and E Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.24, $0.10, $0.11, $0.15 and $0.18 per share, respectively, when and if declared by the Board of Directors. The holders of Series A, B, C, D and E Convertible Preferred Stock will also be entitled to participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 1998.

LIQUIDATION

         In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's Common Stock and Convertible Preferred Stock own less than 50% of the resulting voting power of the surviving entity, the holders of Series A, B, C, D and E Convertible Preferred Stock are entitled to receive an amount of $4.78, $1.90, $2.20, $3.029 and $3.533 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed among the holders of Series C, D and E Convertible Preferred Stock and Common Stock in the same manner as if all the shares of Series C, D and E Convertible Preferred Stock had been converted into Common Stock until the aggregate amount received by the holders of Series C, D and E Convertible Preferred Stock is an amount equal to $4.40, $4.81 and $5.73 per share, respectively; thereafter, any such of Series C, D and E Convertible Preferred Stock shall have no further right to share in any remaining assets and surplus fund of the Company. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed among the holders of Series A, B, C, D and E Convertible Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

CONVERSION

         Each share of Series A, B, C, D and E Convertible Preferred Stock is convertible into Common Stock, at the option of the holder. Series A Convertible Preferred Stock converts on a ratio of one share of Preferred Stock to 4 shares of Common Stock subject to adjustment for dilution.
Series B, C and E Convertible Preferred Stock convert on a ratio of one share of Preferred Stock to one share of Common Stock, subject to adjustment for dilution. Each share of Series D Convertible Preferred Stock converts on a ratio of 1 to 1.16 subject to adjustment for dilution. Each share of Series A, B, C, D and E Convertible Preferred Stock automatically converts into the number of shares of Common Stock at the then effective conversion ratio upon:
(i) the closing of a public offering of Common Stock at a per share price of at least $7.10 per share with gross proceeds of at least $20,000,000, or
(ii) the consent of the holders of at least 67% of the shares of such series of Preferred Stock, voting as a separate class. The conversion ratio of each share of Series E Convertible Preferred Stock is subject to change in the event of failure of the Company to achieve certain predefined revenue milestones.

         At December 31, 1998, the Company reserved an aggregate of 6,949,222 shares of Common Stock for issuance upon the conversion of Series A, B, C and D Convertible Preferred Stock, respectively.

WARRANTS FOR MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

         In 1998, in connection with securing a bridge loan, the Company issued warrants to purchase 12,417 shares of Series D Convertible Preferred Stock at $3.03 per share, which expire in February 2003. The Company recorded the bridge loan at a discount of approximately $12,000 which discount was allocated to the warrants and amortized as interest expense in 1998. The fair value of the warrants was estimated on the date of grant using the Black-Scholes model.

7.       COMMON STOCK

         The Company's articles of incorporation authorize the Company to issue 20,000,000 shares of no par value Common Stock. Upon incorporation of the Company in January 1996, the Company issued 4,000,000 shares of Common Stock to three founders. Such shares are subject to the Company's right of first refusal and a portion of which are also subject to a right of repurchase by the Company. Approximately 353,820 shares issued to employees of LikeMinds, Inc. are also subject to the Company's right of repurchase, which right lapses over an eighteen month period. At December 31, 1998, approximately 541,820 shares were subject to the Company's right to repurchase.

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

8.       STOCK OPTION PLANS

1996 STOCK OPTION PLAN

         The 1996 Stock Plan (the "Plan") provides for the issuance of up to 500,000 shares of Common Stock in connection with incentive and non-statutory stock option awards granted to employees, directors and consultants to the Company. Stock purchase rights may also be granted under the Plan. Options must be issued at prices not less than 100 percent and 85 percent of the estimated fair value of the stock on the date of grant for incentive and non-statutory options, respectively, and are exercisable for periods not exceeding ten years from the date of grant. Options granted to shareholders who own greater than 10 percent of the outstanding stock at the time of grant are exercisable for periods not exceeding five years from the date of grant and must be issued at prices not less than 110 percent of the estimated fair value at the date of grant. Options granted under the Plan vest ratably over four years following the date of grant, although the Board of Directors may issue options that vest over shorter periods.

1997 STOCK OPTION PLAN

         The Company adopted the 1997 Stock Option Plan in May 1997 and amended it in April 1998. The terms under this plan are consistent with the 1996 Stock Option Plan except for the vesting period. Under the 1997 Stock Option Plan, any option granted shall be exercisable according to the terms determined by the Board of Directors, but in no case at a rate of less than 20% per year over five years from the date the option is granted. To date, options granted generally vest 25% after one year of service and monthly for the three years thereafter. The Company has reserved 3,270,000 shares of Common Stock for issuance under this Plan.

The following is a summary of stock option activity under the 1996 and 1997 stock option plans:

                                                                                            WEIGHTED
                                                     OPTIONS                                AVERAGE
                                                    AVAILABLE             OPTIONS           EXERCISE
                                                    FOR GRANT           OUTSTANDING          PRICE
                                                    ---------           -----------         ---------
     Shares authorized                                500,000                   -            $   -
     Options granted                                 (489,072)              489,072             0.11
                                                    ---------           -----------         ---------
     Outstanding at December 31, 1996                  10,928               489,072             0.11
          Additional shares authorized                750,000                   -                -
          Options granted                            (675,822)              675,822             0.26
          Options canceled                             16,438               (16,438)            0.19
                                                    ---------           -----------         ---------
     Outstanding at December 31, 1997                 101,544             1,148,456             0.20
          Additional shares authorized              1,320,000                  -                 -
          Options granted                          (1,368,449)            1,368,449             0.75
          Options exercised                              -                  (85,453)            0.19
          Options canceled                            385,050              (385,050)            0.32
                                                    ---------           -----------         ---------
     Outstanding at December 31, 1998                 438,145             2,046,402             0.54

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


                                                  OPTIONS OUTSTANDING AT                 OPTIONS EXERCISABLE AT
                                                      DECEMBER 31, 1998                      DECEMBER 31, 1998
                                          -----------------------------------------    --------------------------
                                                           WEIGHTED
                                                            AVERAGE
                                                           REMAINING       WEIGHTED                     WEIGHTED
                                                          CONTRACTUAL      AVERAGE                      AVERAGE
                                             NUMBER          LIFE          EXERCISE       NUMBER         EXERCISE
                                          OUTSTANDING     (IN YEARS )       PRICE       OUTSTANDING       PRICE
RANGE OF EXERCISE PRICE                   -----------     -----------      --------     -----------     ----------
$0.04-- $0.18                                 271,479          7.28          $0.06         185,146          $0.06
0.27-- 0.43                                   633,577          8.67           0.25         259,163           0.25
0.93-- 1.43                                 1,141,346          9.65           0.82          33,627           0.69
                                            ---------                                      -------
                                            2,046,402          9.03          $0.54         477,936          $0.21
                                            ---------                                      -------
                                            ---------                                      -------



         The Company accounts for employee and board of director stock options in accordance with the provisions of APB No. 25 and complies with the disclosure provisions of SFAS No. 123.

         Under APB No. 25, compensation expense is recognized based on the amount by which the fair value of the underlying common stock exceeds the exercise price of the stock options at the measurement date, which in the case of employee stock options is typically the date of grant. For financial reporting purposes, the Company has determined that the deemed fair market value on the date of grant of certain employee stock options was in excess of the exercise price of the options. This amount is recorded as deferred compensation and is classified as a reduction of stockholders' equity and is amortized as a charge to operations over the vesting period of the applicable options. The vesting period is generally four years. The fair value per share used to calculate deferred compensation was derived by reference to the preferred stock values and the Company's initial public offering price range. Consequently, the Company recorded deferred stock compensation of $938,000 during the year ended December 31, 1998. Amortization recognized for the year ended December 31, 1998 and totaled $287,000.

         The weighted average fair values of the options granted in 1996, 1997 and 1998 were $0.03, $0.06 and $0.81, respectively.

         Had compensation cost for option grants to employees been determined consistent with SFAS No. 123, the Company's net loss would have been as follows (in thousands, except per share data):

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

                                                                       YEAR ENDED DECEMBER 31,
                                                               --------------------------------------
                                                                 1996            1997          1998
                                                               --------       ---------     ---------
         Pro forma net loss                                     $ 1,633         $3,376       $ 10,200
         Pro forma net loss attributable to common
                  stockholders                                    1,633          3,376         10,304
         Pro forma net loss per share, basic and diluted        $ (0.49)        $(0.96)      $  (2.51)

         The above proforma disclosures are not necessarily representative of the effects on reported income or loss for future years as additional grants are made each year and options vest over several years.

         The fair value of each option grant was estimated on the date of grant using the minimum value options pricing model with the following weighted average assumptions by year:

                                                                      YEAR ENDED DECEMBER 31,
                                                               --------------------------------------
                                                                 1996            1997          1998
                                                               --------       ---------     ---------
         Risk-free interest rate                                  5.9%           5.4%          5.1%
         Expected life                                          5 years        5 years       5 years
         Dividends                                                  -              -             -


         Because the Company does not have actively traded equity securities, volatility is not considered in determining the value of options granted to employees.

9.       INCOME TAXES

         No domestic or foreign provision or benefit for income taxes has been recognized for any of the periods presented as the Company has incurred net operating losses and has no carryback potential.

         The difference between the amount of income tax benefit recorded of zero and the amount of income tax benefit calculated using the federal statutory rate of 34% is primarily due to net operating losses being fully offset by a valuation allowance.

         During the years ended December 31, 1996, 1997 and 1998, substantially all of the losses incurred by the Company related to its U.S. operations.

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         Deferred tax assets and liabilities consist of the following:

                                                                          YEARS ENDED DECEMBER 31,
                                                                      --------------------------------
                                                                        1997                     1998
                                                                      --------                 -------
                                                                                (IN THOUSANDS)
         DEFERRED TAX ASSETS:
                  Net operating loss carryforwards                     $ 1,500                  $ 4,850
                  Accruals and reserves                                     23                       73
                  Research tax credits                                     150                      455
                  Capitalized start-up costs                               250                      190
                                                                      --------                 --------
                                                                        1,923                     5,568
                  Valuation allowance                                  (1,923)                   (5,568)
                                                                      --------                 --------
                                                                       $    -                   $     -
                                                                      --------                 --------
                                                                      --------                 --------

         Management believes that, based on a number of factors including the lack of a long history of profits and that the Company operates in a developing market that is characterized by rapidly changing technology, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

         At December 31, 1998, the Company had approximately $11,900,000 of federal operating loss carryforwards, available to offset future taxable income which expire in varying amounts through 2018. At December 31, 1998, the Company had approximately $257,000 and $198,000 of federal and state research tax credits which expire in varying amounts through 2013. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances including as a result of a cumulative ownership change of more than 50%, as defined, over a three year period. The issuance of the Company's convertible preferred securities during 1996, 1997 and 1998 may have resulted in a limitation on utilization of such net operating loss carryforwards.

10.      SIGNIFICANT CUSTOMERS AND GEOGRAPHIC INFORMATION

         The Company has adopted the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 131, or SFAS 131, "Disclosure about Segments of an Enterprise and Related Information."

         The Company has one reportable segment. Management uses one measurement of profitability for its business. The Company markets its products and related services to customers in many industries in the United States and Europe. Revenue by geographic region is as follows (in thousands):

                                                                            YEARS ENDED DECEMBER 31,
                                                                       ---------------------------------
                                                                       1996          1997          1998
                                                                      ------        ------        ------
                  United States                                       $   -          $449         $1,813
                  Europe                                                  -             -            156
                                                                      ------        ------        ------
                                                                      $   -          $449         $1,969
                                                                      ------        ------        ------
                                                                      ------        ------        ------

                                ANDROMEDIA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         Two customers individually accounted for 11% and 10% of revenues in 1997. One customer accounted for 13% of revenues in 1998.

11       SUBSEQUENT EVENTS (UNAUDITED)

         During the quarter ended March 31, 1999, in connection with securing the 1999 Bridge Loan agreement, the Company issued warrants to purchase 18,159 shares of Series E Convertible Preferred Stock at $3.53 per share to the lending institution. These warrants will expire in the year 2009. The Company recorded the bridge loan at a discount of approximately $60,000 which discount was allocated to the warrants and amortized as interest expense during the six month period ended June 30, 1999. The fair value of the warrants was estimated on the date of grant using the Black-Scholes model with expected volatility of 70%, risk-free interest rate of 5.5% and expected life of 10 years.

         In March 1999, the Company issued warrants to purchase 90,000 shares of Series C Convertible Preferred Stock at $2.20 per share to a vendor for services to be rendered. These warrants will expire in March 2004. The fair value of the warrants of $300,000 was estimated based on the value of the services to be rendered by such vendor which also approximated the fair value under the Black-Scholes model, with expected volatility of 70%, risk free interest rate of 5.5% and expected life of 5 years.

         On August 12, 1999, the Company entered into a five year noncancelable lease agreement. Aggregate future minimum payments under this lease total to approximately $5,170,000. In connection with this agreement, the Company issued a warrant to purchase 21,000 shares of the Company's Common Stock at an exercise price of $21.43 per share. This warrant expires on August 12, 2001. Additionally, the Company is required to deposit cash or maintain a letter of credit in the amount of $1 million.

(b)          PRO FORMA FINANCIAL INFORMATION

             Pro Forma Combined Condensed Financial Information (Unaudited)

             The following unaudited Pro Forma Combined Condensed Financial Statements assume a business combination between Macromedia and Andromedia accounted for on a pooling of interests basis. The Pro Forma Combined Condensed Financial Statements are based on the historical financial statements and the notes thereto of Macromedia included in the annual report on Form 10-K for the years ended March 31, 1999, 1998, and 1997, the quarterly report on form 10-Q for the quarter ended September 30, 1999, and the historical financial statements and the notes thereto of Andromedia included herein.

         Macromedia and Andromedia incurred direct transaction costs of approximately $3.8 million associated with the Merger, all of which were charged to operations during the quarter ended December 31, 1999. There can be no assurance that Macromedia will not incur additional charges in subsequent quarters to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

         These Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical condensed financial statements and the related notes thereto of Macromedia and the financial statements and the notes thereto of Andromedia included or incorporated by reference.

                                MACROMEDIA, INC.
      INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                                                               Page
                                                                               ----
Balance Sheet as of September 30, 1999                                          32

Statement of Operations for the six months ended September 30,                  33
         1999

Statement of Operations for the year ended March 31, 1999                       34

Statement of Operations for the year ended March 31, 1998                       35

Statement of Operations for the year ended March 31, 1997                       36

Notes to Unaudited Pro Forma Combined Condensed Financial
         Statements                                                             37

                                MACROMEDIA, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            As of September 30, 1999
                                 (in thousands)

                                                         Historical
                                                   -------------------------            Pro Forma         Pro Forma
                                                   Macromedia     Andromedia            Adjustments       Combined
                                                   ----------     ----------            -----------       ----------
ASSETS

Current assets:
      Cash and cash equivalents                    $  35,132        $  5,343                  -            $  40,475
      Short-term investments                          92,558            -                     -               92,558
      Accounts receivable, net                        18,647           2,025                  -               20,672
      Inventory, net                                   1,139            -                     -                1,139
      Prepaid expenses and other
        current assets                                 8,590           2,270                (1,040)            9,820
      Deferred tax assets, short-term                  6,899            -                     -                6,899
                                                   ----------     ----------            -----------       ----------
         Total current assets                        162,965           9,638                (1,040)          171,563
Land and building, net                                19,302            -                     -               19,302
Other fixed assets, net                               28,519           2,365                  -               30,884
Other long-term assets                                10,507           1,495                  -               12,002
                                                   ----------     ----------            -----------       ----------
         Total assets                              $ 221,293        $ 13,498                (1,040)        $ 233,751
                                                   ----------     ----------            -----------       ----------
                                                   ----------     ----------            -----------       ----------

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                            $   3,853        $    426                  -            $   4,279
       Accrued liabilities                            35,910           3,576                 2,756            42,242
       Unearned revenue                                6,605           1,979                  -                8,584
                                                   ----------     ----------            -----------       ----------
         Total current liabilities                    46,368           5,981                 2,756            55,105
       Deferred tax liabilities, long-term               222            -                     -                  222
       Other long-term liabilities                      -                489                  -                  489
                                                   ----------     ----------            -----------       ----------
         Total liabilities                            46,590           6,470                 2,756            55,816

       Mandatorily redeemable convertible
           preferred stock                              -             30,048                  -               30,048

Stockholders' equity:
       Preferred stock                                  -                  1                 (1)                -
       Common stock                                       44               6                 (4)                  46
       Treasury stock, at cost                       (33,649)            -                    -              (33,649)
       Additional paid-in-capital                    212,338           6,283                  5              218,626
       Deferred compensation                            (771)         (1,613)                 -               (2,384)
       Accumulated other comprehensive
          income (loss)                                  447             (38)                 -                  409
       Accumulated deficit                            (3,706)        (27,659)               (3,796)          (35,161)
                                                   ----------     ----------            -----------       ----------
         Total stockholders' equity (deficit)        174,703         (23,020)               (3,796)          147,887
                                                   ----------     ----------            -----------       ----------
         Total liabilities and
                stockholders' equity (deficit)     $ 221,293        $ 13,498                (1,040)       $  233,751
                                                   ----------     ----------            -----------       ----------
                                                   ----------     ----------            -----------       ----------

See accompanying notes to unaudited pro forma combined condensed financial statements.

                                MACROMEDIA, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   For the Six Months Ended September 30, 1999
                      (in thousands except per share data)

                                                         Historical
                                                   -------------------------             Pro Forma         Pro Forma
                                                   Macromedia     Andromedia            Adjustments        Combined
                                                   ----------     ----------            -----------       ----------
Revenue                                             $ 107,986      $   3,875                 -             $ 111,861
Cost of revenues                                       10,620          2,379                 -                12,999
                                                   ----------     ----------                              ----------
         Gross profit                                  97,366          1,496                 -                98,862
                                                   ----------     ----------                              ----------
Operating expenses:
   Sales and marketing                                 42,942          5,930                 -                48,872
   Research and development                            26,253          2,074                 -                28,327
   General and administrative                           9,367          1,724                 -                11,091
   Acquisition related expenses                         5,260           -                    -                 5,260
   Amortization of intangible assets                     -               509                 -                   509
   Non-cash stock compensation                           -               650                 -                   650
                                                   ----------     ----------                              ----------
         Total operating expenses                      83,822         10,887                 -                94,709
                                                   ----------     ----------                              ----------
         Operating income (loss)                       13,544         (9,391)                -                 4,153
   Other income, net                                    2,305             86                 -                 2,391
                                                   ----------     ----------                              ----------
         Income (loss) before taxes                    15,849         (9,305)                -                 6,544
Provision for income taxes                              4,592           -                    -                 4,592
                                                   ----------     ----------                              ----------
         Net income (loss)                          $  11,257      $  (9,305)                -             $   1,952

Preferred stock accretion                                -            (1,181)                -                (1,181)
                                                   ----------     ----------                              ----------
Net income (loss) attributable to common
   shareholders                                     $  11,257      $ (10,486)                -             $     771
                                                   ----------     ----------                              ----------
                                                   ----------     ----------                              ----------
Net income (loss) per share
   Basic                                                $0.27         $(1.84)                -                 $0.02
   Diluted                                              $0.23         $(1.84)                -                 $0.02
Weighted average common share
      outstanding
   Basic                                               41,045          5,695                 -                42,451
   Diluted                                             48,012          5,695                 -                49,417

See accompanying notes to unaudited pro forma combined condensed financial statements.

                                MACROMEDIA, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        For the year ended March 31, 1999
                      (in thousands except per share data)

                                                         Historical
                                                   -------------------------             Pro Forma         Pro Forma
                                                   Macromedia     Andromedia            Adjustments        Combined
                                                   ----------     ----------            -----------       ----------
Revenue                                             $ 151,274      $   1,969                  -            $ 153,243
Cost of revenues                                       14,610          1,015                  -               15,625
                                                   ----------     ----------                              ----------
         Gross profit                                 136,664            954                  -              137,618
                                                   ----------     ----------                              ----------
Operating expenses:
   Sales and marketing                                 67,954          5,199                  -               73,153
   Research and development                            39,214          2,337                  -               41,551
   General and administrative                          14,634          2,106                  -               16,740
   Acquisition related expenses                          -               455                                     455
   Amortization of intangible assets                     -               247                                     247
   Non-cash stock compensation                           -               287                                     287
                                                   ----------     ----------                              ----------
         Total operating expenses                     121,802         10,631                  -              132,433
                                                   ----------     ----------                              ----------
         Operating income (loss)                       14,862         (9,677)                 -                5,185
   Other income, net                                    4,916            121                                   5,037
                                                   ----------     ----------                              ----------
         Income (loss) before taxes                    19,778         (9,556)                 -               10,222
Provision for income taxes                              7,612           -                     -                7,612
                                                   ----------     ----------                              ----------

Net income (loss)                                      12,166         (9,556)                 -                2,610

Preferred stock accretion                                -              (104)                 -                 (104)
                                                   ----------     ----------                              ----------
Net income (loss) attributable to common
    shareholders                                    $  12,166      $  (9,660)                 -            $   2,506
                                                   ----------     ----------                              ----------
                                                   ----------     ----------                              ----------

Net income (loss) per share
    Basic                                               $0.31      $    (2.35)                -            $    0.06
    Diluted                                             $0.27      $    (2.35)                -            $    0.05
Weighted average common shares
        oustanding
    Basic                                              39,150           4,105                 -               40,163
    Diluted                                            45,801           4,105                 -               46,814


See accompanying notes to unaudited pro forma combined condensed financial statements.

                                MACROMEDIA, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        For the year ended March 31, 1998
                      (in thousands except per share data)

                                                         Historical
                                                   -------------------------             Pro Forma         Pro Forma
                                                   Macromedia     Andromedia            Adjustments        Combined
                                                   ----------     ----------            -----------       ----------
Revenue                                             $ 113,354      $     449                  -            $ 113,803
Cost of revenues                                       15,064             43                  -               15,107
                                                   ----------     ----------                              ----------
         Gross profit                                  98,290            406                  -               98,696
                                                   ----------     ----------                              ----------
Operating expenses:
   Sales and marketing                                 58,845          1,512                  -               60,357
   Research and development                            35,407          1,446                  -               36,853
   General and administrative                          12,336            857                  -               13,193
   Merger, relocation, and reorganization               7,658           -                     -                7,658
                                                   ----------     ----------                              ----------
         Total operating expenses                     114,246          3,815                  -              118,061
                                                   ----------     ----------                              ----------
         Operating loss                               (15,956)        (3,409)                 -              (19,365)
                                                   ----------     ----------                              ----------
   Other income, net                                    4,556             59                                   4,615
                                                   ----------     ----------                              ----------
         Loss before taxes                            (11,400)        (3,350)                 -              (14,750)
Provision for income taxes                                828           -                     -                  828
                                                   ----------     ----------                              ----------
Net loss                                            $ (12,228)     $  (3,350)                 -            $ (15,578)
                                                   ----------     ----------                              ----------
                                                   ----------     ----------                              ----------

Net loss per share
    Basic                                              $(0.32)        $(0.95)                 -               $(0.40)
    Diluted                                            $(0.32)        $(0.95)                 -               $(0.40)
Weighted average common shares
        oustanding
    Basic                                              38,122          3,531                  -                38,993
    Diluted                                            38,122          3,531                  -                38,993


See accompanying notes to unaudited pro forma combined condensed financial statements.

                                MACROMEDIA, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        For the year ended March 31, 1997
                      (in thousands except per share data)


                                                         Historical
                                                   -------------------------             Pro Forma         Pro Forma
                                                   Macromedia     Andromedia            Adjustments        Combined
                                                   ----------     ----------            -----------       ----------
Revenue                                             $ 108,954      $    -                      -           $ 108,954
Cost of revenues                                       24,085           -                      -              24,085
                                                   ----------     ----------                              ----------
         Gross profit                                  84,869           -                      -              84,869
Operating Expenses:
     Sales and marketing                               60,814            387                   -              61,201
     Research and development                          32,159            884                   -              33,043
     General and administrative                         9,114            365                   -               9,479
     Merger, relocation, and reorganization               350           -                      -                 350
                                                   ----------     ----------                              ----------
         Total operating expenses                     102,437          1,636                   -             104,073
                                                   ----------     ----------                              ----------
         Operating loss                               (17,568)        (1,636)                  -             (19,204)
     Other income, net                                  5,300             10                                   5,310
                                                   ----------     ----------                              ----------
         Loss before taxes                            (12,268)        (1,626)                  -             (13,894)
Benefit for income taxes                                3,477           -                      -               3,477
                                                   ----------     ----------                              ----------
Net loss                                            $  (8,791)     $  (1,626)                  -           $ (10,417)
                                                   ----------     ----------                              ----------
                                                   ----------     ----------                              ----------

Net loss per share
         Basic                                         $(0.23)        $(0.49)                  -              $(0.27)
         Diluted                                       $(0.23)        $(0.49)                  -              $(0.27)
Weighted average common shares outstanding
         Basic                                         37,491          3,344                   -              38,316
         Diluted                                       37,491          3,344                   -              38,316

See accompanying notes to unaudited pro forma combined condensed financial statements.

                                MACROMEDIA, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1        PERIODS COMBINED

         Macromedia, Inc.'s ("Macromedia") fiscal year ends on March 31. Andromedia's year ends on December 31. The accompanying unaudited pro forma combined statement of operations information gives effect to the merger of Macromedia and Andromedia as if such merger occurred as of the beginning of the earliest year presented. The pro forma combined statement of operations for the year ended March 31, 1999 reflects the results of operations of Macromedia for the fiscal year ended March 31, 1999 combined with the results of operations of Andromedia for the year ended December 31, 1998. The pro forma combined statements of operations for the years ended March 31, 1998 and 1997 reflect the results of operations of Macromedia for the fiscal years ended March 31, 1998 and 1997 with the results of operations of Andromedia for the years ended December 31, 1997 and 1996. The pro forma combined statement of operations for the six-months ended September 30, 1999 reflect the results of operations of Macromedia combined with the results of Andromedia for the six-months ended September 30, 1999. The financial information of Macromedia has been derived from Macromedia's audited consolidated financial statements for the years ended March 31, 1999, 1998 and 1997, and Macromedia's unaudited consolidated financial statements for the six-month period ended September 30, 1999, which are included in the Company's September 30, 1999 Form 10-Q and should be read in conjunction with such consolidated financial statements and the notes thereto. The financial information for Andromedia has been derived from Andromedia's audited financial statements for the years ended December 31, 1998, 1997 and 1996, and unaudited financial statements for the six-month period ended September 30, 1999.

         The pro forma combined balance sheet as of September 30, 1999, combines the assets, liabilities and stockholders' equity of Macromedia with those of Andromedia as if Andromedia had been acquired on September 30, 1999. The pro forma adjustments reflect accruals for merger costs incurred and the write-off of assets previously capitalized by Andromedia in anticipation of a public offering. The pro forma information is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position.

         The operating results of Andromedia for the three-months ended March 31, 1999 (revenue and net loss of $1.1 million and $3.8 million, respectively) are excluded in the unaudited pro forma statements of operations for both fiscal years 2000 and 1999.

2        BASIS OF PRESENTATION

         PRO FORMA BASIS OF PRESENTATION. The unaudited pro forma combined condensed financial statements reflect the issuance of 0.2467 of a share of Macromedia common stock in exchange for each share of Andromedia common stock. In addition, Macromedia issued options to purchase 0.2467 of a share of Macromedia common stock in exchange for each outstanding Andromedia option. The actual number of shares of Macromedia common stock and stock options to be issued in the Merger was determined at the effective time based on the exchange ratio and the number of shares of Andromedia common stock and Andromedia options then outstanding. The proforma statements also reflect Andromedia as a Delaware corporation, consistent with Macromedia.

         As of December 1, 1999, date of consummation of the merger, assuming conversion of the preferred shares to common shares, Andromedia had outstanding common stock of 17.6 million shares, and outstanding warrants and options to purchase 0.2 million and 3.4 million shares, respectively, of Andromedia common stock. Based on the exchange ratio as described above, as of December 1, 1999, Macromedia issued approximately 4.3 shares of Macromedia common stock in exchange for all outstanding shares of Andromedia common stock. At this time, Macromedia also issued warrants and options to purchase approximately
         0.03 million and 0.8 million shares, respectively, of Macromedia common stock in exchange for all outstanding Andromedia warrants and options.

         MERGER TRANSACTION COSTS. In conjunction with the merger, the Company incurred direct merger-related expenses of approximately
         $1.5 million, including investment banker fees, legal and other professional fees, and severance. The Company also incurred costs of $2.3 million relating to Andromedia's public offering process, which was terminated upon the merger with Macromedia. A portion of these costs were capitalized by Andromedia as of September 30, 1999, and were therefore written off. These costs included investment banker fees, legal and other professional fees, and printing costs. These merger costs were charged to operations during the quarter ended December 31, 1999. Following the Merger, the Combined Company may incur additional costs associated with integrating the two companies. These costs have not been reflected on the pro forma statement of operations.

3        PRO FORMA LOSS PER SHARE

         Pro Forma Net Income per Share

         The following table reconciles the number of shares used in the pro forma earnings per share computations to the numbers set forth in Macromedia's historical statements of operations (in thousands, except the Exchange Ratio and per share amounts):

                                                    Six months              Year Ended        Year Ended        Year ended
                                                ended September 30,          March 31,         March 31,         March 31,
                                                       1999                     1999             1998              1997
                                                -------------------         ----------         ---------         ---------
 Shares used in basic per share computation:
     Historical Andromedia
        Weighted average
          shares of common
          stock outstanding                           5,695                     4,105            3,531              3,344
         Exchange ratio                              0.2467                    0.2467           0.2467             0.2467
                                                -------------------         ----------         ---------         ---------
                                                      1,405                     1,013              871                825

         Historical Macromedia                       41,045                    39,150           38,122             37,491
                                                -------------------         ----------         ---------         ---------

         Pro forma combined                          42,451                    40,163           38,993             38,316
                                                -------------------         ----------         ---------         ---------
                                                -------------------         ----------         ---------         ---------


 Shares used in diluted per
     share computation:
       Historical Andromedia
         Weighted average
          shares of common
          stock outstanding                           5,695                     4,105            3,531              3,344
         Exchange ratio                              0.2467                    0.2467           0.2467             0.2467
                                                -------------------         ----------         ---------         ---------
                                                      1,405                     1,013              871                825

         Historical Macromedia                       48,012                    45,801           38,122             37,491
                                                -------------------         ----------         ---------         ---------
         Pro forma combined                          49,417                    46,814           38,993             38,316
                                                -------------------         ----------         ---------         ---------
                                                -------------------         ----------         ---------         ---------

4        CONFORMING AND PRO FORMA ADJUSTMENTS

         There were no adjustments required to conform the accounting policies of Macromedia and Andromedia. Certain amounts for Andromedia have been reclassified to conform with Macromedia's financial statement presentation. There have been no other significant intercompany transactions.





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

(c)         EXHIBITS

            The following exhibits are filed herewith:

            2.01 Agreement and Plan of Reorganization by and among Macromedia, Inc. and Andromedia, Inc. dated October 6, 1999 as amended November 23, 1999 (previously filed with the Form 8-K filed on October 15,
            1999).

            23.01  Consent of PricewaterhouseCoopers, LLP, Independent Auditors



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

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               MACROMEDIA, INC.

DATE:  February 14, 2000                       By:
                                                     /s/ Elizabeth Nelson
                                               -------------------------------
                                               Elizabeth Nelson
                                               Senior Vice President and
                                               Chief Financial Officer










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